Exhibit 99.1

News for Immediate Release

Contact: Ray Morel
Managing Director
The First Marblehead Corporation
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead and SunTrust Extend Contract Until 2017

BOSTON, MA, June 2, 2014 — The First Marblehead Corporation (NYSE: FMD) today announced that it has entered into an amendment to its loan program agreement with SunTrust Bank.  The amendment extends the term of the loan program agreement through September 30, 2017 while reducing the Company’s funding requirements for credit enhancement on both a historical and prospective basis to approximately 50% of the amount required before the amendment was executed.  The reduction in the level of credit enhancement will also lower the amount of administrative fee income to be received by the Company.

“This contract extension is indicative of the deepening relationship between First Marblehead and SunTrust Bank,” said Daniel Meyers, Chairman and Chief Executive Officer. ”We believe that the credit enhancement change makes sense for both organizations as a result of the strong overall credit performance of the private education loan portfolios being originated by SunTrust Bank,” added Mr. Meyers.

The Company has filed a current report on Form 8-K with the Securities and Exchange Commission providing additional information relating to the terms and conditions of the amendment.  We refer you to the filing, which can be accessed through our website, www.firstmarblehead.com.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders. For more information, please see www2.cology.com.

Statements in this press release regarding First Marblehead’s future financial and operating results, the loan program among First Marblehead and SunTrust Bank (the “Loan Program”), including the amended loan program agreement, provision of future services by First Marblehead and the benefits of the parties’ expanded relationship, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance and on our plans, estimates and expectations as of June 2, 2014. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, including facilitated loan volumes, loan portfolio performance or revenues related to the Loan Program, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the successful sales and marketing of loan offerings pursuant to the Loan Program, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; demand for private education financing generally; competition for providing private education financing; our success in delivering our various services to SunTrust Bank; other business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s or SunTrust Bank’s control, and the other factors set forth under the caption “Part II - Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.